UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 16, 2006

QUICKSILVER RESOURCES INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-14837	75-2756163
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 West Rosedale, Suite 300

Fort Worth, Texas 76104

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (817) 665-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

On March 16, 2006, Quicksilver Resources Inc. (“Quicksilver”) and certain of its subsidiaries entered into the First Supplemental Indenture to the Indenture (the “Supplemental Indenture”), dated as of December 22, 2005 between Quicksilver and JP Morgan Chase Bank, National Association, as trustee (the “Base Indenture” and, together with the Supplemental Indenture, the “Indenture”), in connection with the offer and sale of $350 million aggregate principal amount of Quicksilver’s 7 1/8% Senior Subordinated Notes due 2016.

Quicksilver will pay interest on the notes each April 1 and October 1, beginning October 1, 2006. The notes will mature on April 1, 2016. Quicksilver may redeem the notes on or after April 1, 2011 at the redemption prices described in the Indenture. Prior to April 1, 2011, Quicksilver may redeem the notes at a redemption price equal to 100% of the principal amount thereof, plus a “make whole” premium described in the Indenture. Prior to April 1, 2009, Quicksilver may redeem up to 35% of the notes using proceeds of certain equity offerings.

The notes are subject to the covenants in the Indenture, which include limitations on indebtedness, limitations on restricted payments, limitations on liens, limitations on restrictions or distributions from restricted subsidiaries, limitations on sales of assets and subsidiary stock, limitations on affiliate transactions and limitations on merger and consolidation.

The Indenture will contain customary events of default, including: (a) Quicksilver’s failure to pay principal or premium, if any, on any note when due at maturity; (b) Quicksilver’s failure to pay any interest on any note for 30 days after the interest becomes due; (c) Quicksilver’s failure to comply with its obligations under the merger and consolidation covenant; (d) Quicksilver’s failure to comply with its obligations under the change of control provisions of the Supplemental Indenture or any of the covenants described above for 30 days after written notice thereof; (e) Quicksilver’s failure to perform, or its breach of, any other covenant in the Indenture for 60 days after written notice thereof; (f) Quicksilver’s failure to redeem or repurchase any note when required to do so; (g) nonpayment at maturity or other default (beyond any applicable grace period) under any agreement or instrument relating to any other indebtedness of Quicksilver or a significant subsidiary, the unpaid principal amount of which is not less than $15 million, which default results in the acceleration of the maturity of the indebtedness; (h) specified events of bankruptcy, insolvency or reorganization involving Quicksilver or a significant subsidiary; (i) Quicksilver’s (or certain subsidiaries’) failure to pay final judgments aggregating in excess of $15 million which are not paid, discharged or stayed for a period of 60 days; and (j) any subsidiary guarantee of a significant subsidiary or group of subsidiary guarantors that would constitute a significant subsidiary ceases to be in full force and effect.

If an event of default resulting from specified events involving Quicksilver’s or a significant subsidiary’s bankruptcy, insolvency or reorganization has occurred and is continuing, the Indenture provides that the principal of, premium, if any, and accrued interest on the notes will become immediately due and payable without any declaration or other act on the part of the Trustee or any holder. If any other event of default occurs and is continuing, the Indenture provides that either the Trustee or the holders of at least 25% in principal amount of the notes may declare the principal amount of all the notes to be due and payable immediately.

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The First Supplemental Indenture is filed as Exhibit 4.1 to this Form 8-K and incorporated herein by reference.

Item 2.03 Creating a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 is incorporated in this Item 2.03 by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 20, 2006, Quicksilver filed a Certificate of Elimination of Special Voting Stock with the Secretary of State of the State of Delaware, pursuant to which all references to the Special Voting Stock were removed from Quicksilver’s Second Restated Certificate of Incorporation. The Certificate of Elimination of Special Voting Stock is filed as Exhibit 3.1 to this Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit Number	Description

3.1	Certificate of Elimination of Special Voting Stock.

4.1	First Supplemental Indenture, dated as of March 16, 2006, among Quicksilver Resources Inc., the subsidiary guarantors named therein and JPMorgan Chase Bank, National Association, as trustee.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUICKSILVER RESOURCES INC.

By:	/s/ Philip Cook
Philip W. Cook
Senior Vice President—Chief Financial Officer

Date: March 21, 2006

INDEX TO EXHIBITS

Exhibit Number	Description

3.1	Certificate of Elimination of Special Voting Stock.

4.1	First Supplemental Indenture, dated as of March 16, 2006, among Quicksilver Resources Inc. the subsidiary guarantors named therein and JPMorgan Chase Bank, National Association, as trustee.